SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2003

RICA FOODS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-18222 (Commission file number)	87-0432572 (I.R.S. Employer Identification No.)

240 Crandon Boulevard, Suite 115, Key Biscayne, Florida (Address of principal executive offices)	33149 (Zip code)

(305) 365-9694
(Registrant’s telephone number, including area code)

Item 9.    Regulation FD Disclosure

On January 30, 2003, Rica Foods, Inc. (the “Company”) filed an amendment to its Annual Report on Form 10-K for the fiscal year ending September 30, 2002. The Form 10-K Amendment does not include a signed audit report with respect to: (i) the consolidated balance sheets of the Company and its subsidiaries as of September 30, 2002; and (ii) the related consolidated statement of income, stockholders’ equity, and cash flow for the year ended September 30, 2002 (the “2002 Financial Statements”). Accordingly, the 2002 Financial Statements have been identified as “unaudited”, should not be relied upon as audited financial statements and do not meet the requirements of a Form 10-K filing.

As a result of the foregoing, the Company’s Chief Executive Officer and Chief Financial Officer did not at the time of filing the Form 10-K Amendment, provide the Securities and Exchange Commission with the certification required by Section 906 of the Sarbanes-Oxley Act of 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 30, 2003

RICA FOODS, INC.

By:	/s/ Calixto Chaves
Name: Calixto Chaves Title: Chief Executive Officer